EXHIBIT 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
      Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with the Annual Report of on Form 10-K of ChoicePoint Inc. (the “Company”) for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, the Chief Financial Officer of the Company, certifies that: Based on my knowledge,
      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Steven W. Surbaugh

Steven W. Surbaugh
Chief Financial Officer
March 15, 2005